UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2015

AGENUS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3 Forbes Road Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 781-674-4400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Agenus Inc. (“Agenus”) announced today that it has acquired rights to antibodies targeting Carcinoembryonic Antigen Cell Adhesion Molecule 1 (“ceaCAM1”), a glycoprotein expressed on T cell and NK cell lymphocytes from Diatheva s.r.l., an Italian biotech company controlled by SOL S.p.A. ceaCAM1 is overexpressed in melanoma, bladder, lung, colon, pancreas, and gastric cancers and has been shown to modulate innate and adaptive immune suppression in pre-clinical studies. Antibodies targeting ceaCAM1 are thought to have the potential to effectively treat cancer alone or in combination with other checkpoint modulator antibodies, including those in Agenus’ development pipeline. Under the license agreement, Agenus receives exclusive, worldwide rights for development and commercialization of ceaCAM1 antibodies from Diatheva.  Agenus is responsible for certain upfront, early development, clinical trial and regulatory milestone payments for the successful development of ceaCAM1 antibodies totaling as much as $44 million. Diatheva is also eligible to receive additional sales milestones and royalties.

The full text of the press release issued in connection with the announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated July 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 20, 2015	AGENUS INC.

		By:	/s/ Garo H. Armen
Garo H. Armen
Chairman and CEO

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated July 20, 2015.